SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                   ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  May 22, 1997

                    ________________________________________


                              THERMO FIBERTEK INC.
             (Exact name of Registrant as specified in its charter)


   Delaware                        1-11406                          52-1762325
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)


   81 Wyman Street
   Waltham, Massachusetts                                           02254-9046
   (Address of principal executive offices)                         (Zip Code)


                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
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   Item 2.  Acquisition or Disposition of Assets
            ------------------------------------



        On May 22, 1997, Thermo Fibertek Inc. (the "Company") acquired the stock preparation business (the "Business") of The Black Clawson Company ("Black Clawson") and its affiliates for approximately $108,000,000 in cash. The purchase price is subject to a post-closing adjustment equal to the amount by which the net tangible assets of the Business as of the closing date are greater or less than, as the case may be, certain target amounts set forth in the Asset Purchase Agreement dated as of May 22, 1997 between the Company, and certain of its affiliates, and Black Clawson, and certain of its affiliates (the "Agreement").

        The purchase price was based upon the Company's determination of the fair value of the Business, and the terms of the Agreement were determined by arms-length negotiation among the parties. To finance the acquisition, the Company utilized approximately $8 million of available cash and approximately $100 million of borrowings from Thermo Electron Corporation ("Thermo Electron"), the Company's majority stockholder. The indebtedness to Thermo Electron bears interest at a rate equal to the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter, and is due January 5, 1999.

        The Company has no present intention to use the plant, equipment or other physical property acquired for purposes materially different from the purposes for which such assets were used prior to the acquisition.
   However, the Company will review the Business and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel. After completion of this review, the Company may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to the Business.


   Item 7.   Financial Statements, Pro Forma Combined Condensed Financial
             ------------------------------------------------------------
             Information and Exhibits
             ------------------------

            (a) Financial Statements of Business Acquired.  To be filed by amendment no later than July 21, 1997.

            (b) Pro Forma Combined Condensed Financial Information.  To be
                filed by amendment no later than July 21, 1997.

            (c) Exhibits

                2.1 Asset Purchase Agreement dated as of May 22, 1997  among
                    BC Acquisition Corp., Thermo Fibertek Inc., The Black Clawson Company, Black Clawson Shortle Mfg. Co. Inc., Black Clawson International Ltd., Black Clawson Canada Fibre Processing Ltd., Black Clawson Europe S.A. and Carl
                    C. Landegger. Pursuant to Item 601(b)(2) of regulation S-K, schedules and exhibits to this Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules and exhibits to the Commission upon request.


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                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this __st day of May, 1997.



                                             THERMO BIOANALYSIS CORPORATION


                                             By: /s/ Jonathan W. Painter
                                                 -----------------------
                                                 Jonathan W. Painter
                                                 Treasurer





   AA971500022